Exhibit 2
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                            ASSET PURCHASE AGREEMENT


This Agreement is entered into on August 23, 2000, by and between JOURNEYS UNLIMITED ON THE CONCOURSE, INC., a Florida corporation ("Seller"), ANGELA ROUGHTON, as the controlling principal of Seller ("Principal") and PREFERRED TRAVEL & TOURS, INC., a Florida corporation ("Buyer") which is a wholly owned subsidiary of eTravelServe.com, Inc., a Nevada corporation ("eTravel").

In consideration of the mutual promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties have agreed as follows:

1. Description of Assets. Buyer will purchase all of the Seller's ticket stock and other merchandise; tangible personal property owned by Seller (not leased) and located at the Business addresses, including all equipment, photocopy machines, telephones and related equipment, signs, office supplies, furniture, furnishings, shelving and leasehold improve ments; and goodwill, customer lists, telephone numbers, trade names and other intangible assets used in the Business. Seller will assign to Buyer all of Seller's right, title and interest in any sales and service agreements, employment agreements, equipment leases, advertising agreements and licenses used in the Business. Buyer will assume all obligations of Seller thereunder and indemnify and hold the Seller harmless from any obligations of Seller thereunder from and after the Closing Date. Amounts due or prepaid under such assumed obligations will be prorated as of the date of closing.

2. Purchase Price and Payment. The entire purchase price for the Assets purchased hereunder shall be $60,000.00, payable as follows:

         (a)      $40,000.00 in cleared funds at closing.

         (b) $20,000.00 in eTravel Common Stock (the "Stock"), based upon a price per share equal to the average of the closing bid and asked prices for such stock as of the close of business on the day prior to the Closing Date. The Stock will be issued subject to an exemption from registration under applicable securities laws and will, therefore, be "restricted stock" as defined in Rule 144 promulgated by the Securities and Exchange Commission. eTravel guarantees that the Stock will have a market value (based on the average of the closing bid and asked prices for the Stock) of not less than $20,000 at such time as it becomes saleable under Rule 144 and agrees that if the market value of the Stock is less than $20,000 at such time, eTravel, in its discretion, will either (i) pay to Seller the difference in cash, or (ii) issue to Seller additional free trading Stock with a market value equal to the difference.

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3.       Accounts Receivable and Seller's Books. Buyer, on Seller's behalf, shall accept payment of Seller's accounts receivable arising out of the operation of the Business prior to the Closing Date at no charge to Seller, for a period of 90 days after the Closing Date, and Buyer shall turn over to Seller weekly all amounts so accepted. At the end of the 90 day period, Buyer shall turn over to Seller all documents in Buyer's possession which pertain to any of Seller's accounts receivable which remain uncollected. Buyer's responsibility for collection is limited to the acceptance of amounts received on behalf of Seller and Buyer has no obligation to attempt to enforce payment. No adjustments shall be made in any of Seller's accounts receivable without the written permission of Seller or his nominee.

4. Prorations and Adjustments. Real estate taxes, personal property taxes, rental charges, utilities, advertising fees such as yellow pages ads, salaries, lease deposits, prepaid mail box rentals, key deposits and other prepaid accounts and customer deposits shall be prorated as of the Closing Date.

5. Seller's Employees. Employees of Seller shall be and remain employees of Seller through the Closing Date and Buyer is not assuming any obligation or liability of any kind which Seller may have to said employees for compensation, pension or retirement plan contributions, or any other obligation or responsibility of any kind. Buyer shall not be obligated to hire or employ any of Seller's employees as of the Closing Date, but may hire or employ any of Seller's current employees in Buyer's sole discretion and upon such terms as it determines. Seller and Principal agree that, for a period of one (1) year from the Closing Date, neither Seller, Principal nor any of their affiliates will employ or seek to employ any of Seller's current employees which are employed by Buyer as of the Closing Date, without the prior written consent of Buyer. Seller and Principal agree to indemnify,


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defend and hold Buyer harmless with respect to any claims made by any of
Seller's employees arising out of actions which occurred on or prior to the Closing Date.

6. Sales Taxes. Seller represents and warrants that all sales taxes, as well as any penalties and interest, have been paid and Seller shall indemnify Buyer in connection therewith.

7. Representations and Warranties of Seller. Seller and Principal hereby make the following representations and warranties to Buyer:

         (a) Seller is a corporation duly organized and existing and in good standing under the laws of the State of Florida, and is duly authorized to carry on the Business and to own and lease its properties as and in the places where such properties are now owned, leased or operated.

         (b) Seller has good and marketable title to the Assets, subject to no mortgage, conditional sales agreement, charges, liens, or encumbrances, or any other assignment of rights and/or interests, other than those set forth on the Schedule of Liens attached hereto, which shall be satisfied from the proceeds of sale at closing or, if included in the attached Schedule of Assumed Contracts, shall be assumed by Buyer at closing.

         (c) Attached hereto is Seller's balance sheet as of June 30, 2000, and Seller's income statement for the period ended June 30, 2000. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, and show all liabilities, direct and contingent, required to be shown in accordance with the principles of GAAP. From the date of such financial statements to the date of this Agreement, there has been no material change in the assets, liabilities, financial condition, business or prospects of Seller from that reflected in such financial statements, other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse.

         (d) Seller has filed all federal, state and local governmental tax returns required to be filed in accordance with applicable law and has paid all taxes and assessments (including, without limitation, income, excise, unemployment, social security, occupation, franchise, property, sales, and import taxes, duties or charges and all penalties and interest in respect thereto) required to have been paid to date.

         (e) Except as set forth on the Schedule of Legal Matters attached hereto, there are no legal, quasi-judicial or administrative actions, suits or proceedings of any kind or nature now pending or threatened before any court or administrative body in any manner involving Seller or the Assets, or which may adversely affect the power or authority of Seller to carry out the transactions to be performed by Seller hereunder. Seller and Principal agree to defend any matters set forth on the Schedule of Legal Matters attached hereto at

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their own expense and indemnify Buyer from any and all liabilities and expenses which may be incurred by Buyer in connection with such matters.

         (f) Except as listed on the Schedule of Assumed Contracts, Seller is not a party to any written or oral (i) contract not made in the ordinary course of business, (ii) employment contract which is not terminable without cost or other liability to Seller, or any successor, upon notice of thirty (30) days or less, (iii) contract with any labor union, (iv) bonus, pension, profit-sharing, retirement, share purchase, hospitalization insurance or similar plan providing employee benefits, (v) lease or sublease with respect to any property, real or personal, whether as lessor or lessee, (vi) advertising contract or contract for public relations services, (vii) continuing contract for the purchase of materials, supplies or equipment, or (viii) contract continuing for a period of more than thirty (30) days or which is not terminable without cost or other liability to Seller or its successors. Seller has in all respects performed all obligations required to be performed by it to date and is not in default in any respect under any such agreements or obligations.

         (g) Seller will pay all of its trade and other creditors as such obligations become due, except for obligations which Seller is contesting in good faith, so as not to adversely affect the Business.

         (h) The consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not conflict with or result in a breach of the terms, conditions or provisions of, any order of any court or other agency of government, the charter or bylaws of Seller, or any note, debenture, mortgage, loan agreement or other instrument to which Seller is a party, or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever on any of the Assets.

         (i) No broker, finder or other intermediary has acted on behalf of Seller in connection with the transactions contemplated herein, or is owed any fee or other compensation as a result of this transaction.

8. Covenants of Seller. Seller and Principal represent and covenant to Buyer that pending completion of the sale of Assets contemplated hereby and as of the Closing Date:

         (a) Each representation and warranty set forth in Section 7 hereof shall be true and correct in all material respects.

         (b) Seller will maintain itself at all times up to and including the Closing Date as a duly licensed corporation in good standing under the laws of its state of incorporation.

         (c) Seller will keep the Business open during its usual and customary hours and cause the Business to function in the ordinary course of business and in a good and efficient manner in keeping with Seller's customary practices.


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         (d) Seller will afford Buyer and its accountants, attorneys, consultants, representatives, agents and employees, at all reasonable times, access and facilities to use, with respect to the Assets, Seller's books, files, records and insurance policies for the purpose of audit, inspection and examination thereof, and will do everything reasonably necessary to enable Buyer to make a complete examination of the Assets and the condition thereof. All information so obtained by Buyer and its representatives, agents, and employees shall be kept confidential.

         (e) Seller will not mortgage, pledge or allow any lien to be placed upon any of the Assets.

         (f) Seller will not acquire additional Assets or dispose of any of the Assets, or in any way obligate itself to do so, except in the ordinary course of business.

         (g) Seller will keep all of its insurable Assets insured in accordance with its present practice, and it will maintain, preserve and keep all improvements on property constituting a part of the Assets in a good condition and state of repair, reasonable wear and tear or damage or loss by fire, storm or other casualty loss excepted.

         (h) Seller will not enter into any contract or commitment, or incur or agree to incur any liability, or make any capital expenditures, except in the normal course of business.

         (i) Seller will not increase compensation payable or to become payable to any officer, employee or agent.

9. Conditions Precedent to Closing. Closing of the transaction described in this Agreement is contingent upon:

         (a) Seller having obtained the written consent of Seller's landlord, consenting to the assignment to Buyer of Seller's existing lease for the Business premises without change in the terms thereof and without expense to Buyer.

         (b) Neither Buyer nor Seller having discovered any material error, misstatement or omission in any of the representations or warranties made by the other herein. If any such material error, misstatement or omission is discovered, either party may terminate this Agreement by written notice to the other.

         (c) There not having been any fire, accident or other casualty or any labor disturbance, civil commotion, riot, act of God or the public enemy, or any material change in the Business or the Assets, or applicable laws, regulations and ordinances pertaining to the Business or the Assets, which would have a material adverse effect on the conduct of the Business at the present Business location. If any such Act of God shall occur, either party may terminate this Agreement by written notice to the other.


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10.      Closing. Subject to satisfaction of all of the foregoing conditions precedent, closing of the transaction provided for in this Agreement shall take place within 30 days after the date of this Agreement (the "Closing Date"). The transfer of the Assets shall be effective as of the close of business on the day preceding the Closing Date. At closing, Seller shall take the following actions:

         (a) Seller shall transfer to Buyer all of its sales and service records.

         (b) Seller shall transfer to Buyer Seller's right in the Business' telephone numbers.

         (c) Seller shall deliver to Buyer a Bill of Sale for the Assets, other documents of transfer of title, and any other documents necessary or desirable in the opinion of Buyer's counsel in connection with the transfer, which documents shall warrant title to Buyer and shall in all respects be in such form as may be reasonably required by Buyer or its counsel.

         (d) If a corporation or other entity, Seller shall furnish to Buyer evidence to the reasonable satisfaction of Buyer or its counsel of proper entity action authorizing or ratifying the execution of this Agreement and the consummation of the transaction contemplated hereby.

11. Seller's and Principal's Indemnity. Seller and Principal, jointly and severally, agree to defend, indemnify and hold Buyer harmless from and against any and all claims, liabilities, losses, damages, obligations, assessments, lawsuits, actions, proceedings and/or demands, including reasonable attorneys' fees and the costs and expenses of enforcing this indemnification provision, that Buyer may suffer, sustain or incur or that may be asserted against Buyer, the Assets or any rights to be acquired or purchased by Buyer, that result from any inaccuracy of any representation or warranty made by Seller in this Agreement or otherwise as a result of any breach of any provision of this Agreement by Seller, including any claims asserted by local, state or federal authorities for unpaid taxes or arising from any imposition of taxes or the assessment of any deficiency for taxes or penalties or interest incidental thereto.

12. Liabilities of Seller. Buyer does not assume any liabilities of Seller, including liabilities which may arise after closing based upon occurrences prior to the Closing Date except as may otherwise be expressly specified herein.

13. Expenses. Each party shall pay its own expenses incident to this Agreement and the transactions hereby contemplated. In the event of any litigation between the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorneys' fees at the trial and all appellate levels.

14. Schedules. Each Schedule attached hereto shall be deemed to be a part of this Agreement to the same extent as if set forth verbatim in the body of this Agreement.


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15.      Enforcement. The laws of the State of Florida shall govern the interpretation, validity, performance and enforcement of this Agreement. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Dade County, Florida, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted before and by a single arbitrator selected by the parties. If the parties have not selected an arbitrator within 10 days of written demand for arbitration, the arbitrator shall be selected by the American Arbitration Association pursuant to the then current rules of that Association. The expenses of arbitration shall be divided equally between the parties. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

17. Parties. This Agreement shall be binding upon and enforceable against, and shall inure solely to the benefit of, the parties hereto and their respective successors and assigns.

18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

19. Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

PREFERRED TRAVEL & TOURS, INC.                  JOURNEYS UNLIMITED ON THE
                                                CONCOURSE, INC.


By: /s/  Richard Krieger                        By:  /s/ Angela Roughton
   -----------------------------------             ----------------------------
    Richard Krieger, Chief Operating                 Angela Roughton, President
    Officer

                                                  /s/ Angela Roughton
                                                -------------------------------
                                                ANGELA ROUGHTON


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eTravelServe.com, Inc. joins in this Agreement for the purpose of agreeing to its obligations under paragraph 2(b) hereof.

eTravelServe.com, Inc.


By:  /s/ Richard Krieger
    -----------------------------------------
     Richard Krieger, Chief Operating Officer


List of Schedules

Schedule of Assumed Contracts
Seller's Financial Statements
Schedule of Liens
Schedule of Legal Matters

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